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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-1 (Registration No. 333-74379) of our report dated March 12, 1999 on our audit of the consolidated financial statements of Wessex Water Ltd (formerly Wessex Water
Plc) as at March 31, 1998 and for the years ended March 31, 1998 and 1997 and our report dated March 12, 1999 on our audit of Schedule II as it relates to Wessex Water Ltd (formerly Wessex Water Plc) for the years ended March 31, 1998 and 1997. We also consent to the reference to our firm under the caption "Experts".

/s/ PRICEWATERHOUSECOOPERS
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PRICEWATERHOUSECOOPERS
CHARTERED ACCOUNTANTS
Bristol, England

June 7, 1999